SECURITIES AND EXCHANGE

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest event Reported): September 13, 2001


                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

New York                              0-30183                       13-4025362
------------------------       ----------------------          -----------------
(State or other jurisdiction (Commission File Number)           (IRS Employer
 of incorporation                                                or ID Number)
 organization)


                     135 E. 54th Street, New York, NY 10022
          ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (212) 644-7065
                                 --------------
                         (Registrant's Telephone Number)


              1 World Trade Center, 85th Floor, New York, NY 10048
              -----------------------------------------------------
                  (Former address if changed since last report)



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Item 5.  Other Events

         This Current Report on Form 8-K is being filed to report the status of management and facilities of Minghua Group International Holdings Limited. Minghua's office headquarters used to be located at One World Trade Center, 85th Floor, New York, NY 10048. Due to the destruction of the World Trade Center on September 11, 2001, Minghua's office headquarters were totally destroyed. Ronald C.H. Lui, Minghua's President and Director, was not in the office at the time that the devastation occurred. None of Minghua's management nor its office staff were injured in the attack.

         Minghua's headquarters have been temporarily re-located to 135 East 54th Street, New York, NY 10022 and Minghua has begun the recovery process from the loss of its offices formerly located in the World Trade Center. Since Minghua's primary operations are based in the Peoples Republic of China, management does not believe that the destruction of its office headquarters will have a material adverse effect on its operations or financial condition.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 18, 2001


                                    Minghua Group International Holdings Limited


                                    By:   /s/  Ronald C. H. Lui
                                         -------------------------------
                                          Ronald C. H. Lui, President